Exhibit 99.1

RW Holdings NNN REIT, Inc. Acquires Investment Platform with Two Reg A+ Investment Offerings as Part of its Ongoing Industry Consolidation Strategy

Newport Beach, Calif. (Sept. 22, 2020) – RW Holdings NNN REIT, Inc. (“NNN”) today announced it recently completed the acquisition of the REITless Investment Platform (www.REITless.com), an online investment platform for commercial real estate investment offerings, which currently has two SEC qualified Reg A+ investment fund offerings (“REITless”). REITless was founded by North Capital, a market-leading provider of transaction technology and brokerage services for private offerings.

“Given the significant growth in North Capital’s core business, including our recently approved PPEX Alternative Trading System and the launch of our Government Money Market Fund, we recognized the need to have the REITless Investment Platform in the hands of an experienced, highly-qualified real estate investment management team,” said James Dowd, CEO of North Capital. “Having worked with Aaron Halfacre and his team in the past, we knew they were the best choice to take over the REITless platform.”

“As an early pioneer within the real estate crowd funding space, we have seen tremendous change in the industry. We believe we are now entering a phase where we will see significant consolidation as industry participants reach maturity in terms of their growth capacity and the limits of their balance sheets,” said Aaron Halfacre, CEO of NNN. “We believe we are uniquely qualified to be a consolidator of the non-listed real estate product industry, given the combination of our deep understanding of both the crowd funding and real estate markets and the strength of our shareholder-owned, self-managed business model. We are excited to bring the REITless Investment Platform on board.”

NNN intends to update the REITless funds in early 2021 with innovative, investor-first features that will enhance the original REITless qualified Reg A+ offerings. Prospective investors and visitors to www.reitless.com will be directed appropriately to available information.

About RW Holdings NNN REIT, Inc.
RW Holdings NNN REIT, Inc. is a publicly registered, non-listed real estate investment trust which was formed in 2015 to primarily invest, directly or indirectly, through investments in real estate owning entities, in single-tenant income-producing properties located in the United States, which are leased to creditworthy tenants under long-term net leases. As of June 30, 2020, the REIT's real estate investment portfolio consisted of 45 operating properties, a 72.7% tenant-in-common interest in an office property and one parcel of land in 14 states, including 19 retail, 14 office, and 12 industrial properties with approximately 2,468,840 square feet of aggregate leasable space.

About North Capital
North Capital provides comprehensive digital platform technology, brokerage, and advisory solutions for private and other exempt securities, supporting issuers, broker-dealers, funding platforms, and investment advisors.  Through its registered broker-dealer, North Capital Private Securities Corp., the firm offers technology-enabled escrow, streamlined investor vetting and compliance management (KYC/AML, suitability and accredited investor verification), transaction processing, online payments, clearing, custody, and secondary trading.  For more information, visit www.northcapital.com.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NNN intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about industry consolidation, balance sheet strength and enhanced investment offerings. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond NNN’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, NNN makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, NNN undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.